FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira Pharmaceuticals, Inc. Reports Third Quarter 2018 Financial Results

-- EXPAREL® net product sales of $82.2 million up 23% over prior year third quarter --
-- Full-year EXPAREL net product sales guidance increased to $325 to $330 million --
-- Conference Call Today at 8:30 a.m. ET --

PARSIPPANY, N.J., November 1, 2018 - Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today announced consolidated financial results for the third quarter ended September 30, 2018.

“As evident from these financial results, EXPAREL continues to deliver impressive sales growth with physicians having great success delivering targeted, long-acting, opioid-free local or regional analgesia for postsurgical pain in a variety of procedures,” said Dave Stack, chairman and chief executive officer of Pacira Pharmaceuticals. “Specifically we are seeing great enthusiasm around the use of EXPAREL as a brachial plexus nerve block and an increasing number of anesthesiologists incorporating EXPAREL into their suite of postsurgical pain solutions by expanding its use in newer regional anesthesia techniques, such as transverse abdominis, pectoralis and fascial iliaca plane blocks. In addition, our highly successful partnership with Johnson & Johnson remains a key growth driver as we integrate EXPAREL into multiple joint marketing programs, including a new initiative that will feature EXPAREL and TYLENOL as a platform for opioid-free postsurgical pain relief. Overall we are very pleased to be increasing our financial guidance for the second time this year.”

“Looking forward we expect various initiatives to expand access to EXPAREL, particularly the assignment of new ambulatory care and dental reimbursement codes at the beginning of 2019, as well as increasing public and private payer recognition of the need for non-opioid pain relief following surgery.”

Third Quarter 2018 Financial Results

•	EXPAREL net product sales were $82.2 million in the third quarter of 2018, a 23% increase over the $66.8 million reported for the third quarter of 2017.

•	Total operating expenses were $79.4 million in the third quarter of 2018, compared to $70.9 million in the third quarter of 2017.

•
GAAP net loss was $0.6 million, or $(0.02) per share (basic and diluted), in the third quarter of 2018, compared to a GAAP net loss of $7.6 million, or $(0.19) per share (basic and diluted), in the third quarter of 2017.

•
Non-GAAP net income was $12.8 million, or $0.31 per share (basic and diluted) in the third quarter of 2018, compared to non-GAAP net income of $4.4 million, or $0.11 per share (basic and diluted) in the third quarter of 2017.

•	Pacira ended the third quarter of 2018 with cash, cash equivalents and short-term investments (“cash”) of $386.4 million.

•	Pacira had 41.0 million basic weighted average shares of common stock outstanding in the third quarter of 2018.

•	Pacira had 42.0 million diluted weighted average shares of common stock outstanding in the third quarter of 2018.

2018 Financial Guidance

Today, the company is increasing its full-year 2018 guidance for EXPAREL net product sales and improving its guidance for non-GAAP gross margins. The remainder of the company’s guidance remains unchanged from the ranges previously provided in August 2018. A summary of Pacira's full-year 2018 financial guidance is outlined below.

•	EXPAREL net product sales of $325 million to $330 million.

•	Non-GAAP gross margins of 74% to 75%.

•	Non-GAAP research and development (R&D) expense of $50 million to $60 million.

•	Non-GAAP selling, general and administrative (SG&A) expense of $150 million to $160 million.

•	Stock-based compensation of $30 million to $35 million.

See “Non-GAAP Financial Information” and “Reconciliations of GAAP to Non-GAAP 2018 Financial Guidance” below.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, November 1, at 8:30 a.m. ET. To participate in the conference call, dial 1-877-845-0779 and provide the passcode 1988603. International callers may dial 1-720-545-0035 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay will be available at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using the passcode 1988603. The replay of the call will be available for one week from the date of the live call. The webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) expense and non-GAAP selling, general and administrative (SG&A) expense, because such measures exclude milestone revenue, stock-based compensation, amortization of debt discount, loss on early extinguishment of debt, exit costs related to the discontinuation of DepoCyt(e) production and loss on an unexercised investment purchase option.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D expense and SG&A expense outlook for 2018 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and the company’s future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, and a reconciliation of our GAAP to non-GAAP 2018 financial guidance for gross margins, R&D expense and SG&A expense.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ:PCRX) is a specialty pharmaceutical company dedicated to advancing and improving postsurgical outcomes for acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), is redefining pain management after surgery as an opioid-free alternative indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®
EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information
EXPAREL is contraindicated in obstetrical paracervical block anesthesia. Adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via infiltration were nausea, constipation, and vomiting; adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via interscalene brachial plexus nerve block were nausea, pyrexia, and constipation. If EXPAREL and other non-bupivacaine local anesthetics, including lidocaine, are administered at the same site, there may be an immediate release of bupivacaine from EXPAREL. Therefore, EXPAREL may be administered to the same site 20 minutes after injecting lidocaine. EXPAREL is not recommended to be used in the following patient population: patients <18 years old and/or pregnant patients. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease.
Warnings and Precautions Specific to EXPAREL
Avoid additional use of local anesthetics within 96 hours following administration of EXPAREL. EXPAREL is not recommended for the following types or routes of administration: epidural, intrathecal, regional nerve blocks other than interscalene brachial plexus nerve block, or intravascular or intra-articular use. The potential sensory and/or motor loss with EXPAREL is temporary and varies in degree and duration depending on the site of injection and dosage administered and may last for up to 5 days, as seen in clinical trials.
Warnings and Precautions for Bupivacaine-Containing Products
Central Nervous System (CNS) Reactions: There have been reports of adverse neurologic reactions with the use of local anesthetics. These include persistent anesthesia and paresthesia. CNS reactions are characterized by excitation and/or depression.
Cardiovascular System Reactions: Toxic blood concentrations depress cardiac conductivity and excitability which may lead to dysrhythmias, sometimes leading to death.
Allergic Reactions: Allergic-type reactions (eg, anaphylaxis and angioedema) are rare and may occur as a result of hypersensitivity to the local anesthetic or to other formulation ingredients.
Chondrolysis: There have been reports of chondrolysis (mostly in the shoulder joint) following intra-articular infusion of local anesthetics, which is an unapproved use.

Forward Looking Statements

Any statements in this press release about the company’s future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; the company’s plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; the company’s commercialization and marketing capabilities; the company’s and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$386,409	$311,347
Accounts receivable, net	34,266	31,658
Inventories, net	44,884	41,411
Prepaid expenses and other current assets	6,490	6,694
Total current assets	472,049	391,110
Long-term investments	—	60,047
Fixed assets, net	110,063	107,046
Goodwill	62,040	55,197
Equity investment	14,146	14,146
Other assets	747	825
Total assets	$659,045	$628,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,795	$14,658
Accrued expenses and current portion of deferred revenue	40,359	41,159
Convertible senior notes (1)	334	324
Income taxes payable	35	76
Total current liabilities	54,523	56,217
Convertible senior notes (2)	286,893	276,173
Other liabilities	16,363	16,498
Total stockholders’ equity	301,266	279,483
Total liabilities and stockholders’ equity	$659,045	$628,371

(1) Relates to our 3.25% convertible senior notes due 2019.
(2) Relates to our 2.375% convertible senior notes due 2022 that are not currently convertible.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net product sales:
EXPAREL	$82,226	$66,780	$236,690	$204,254
Other product sales	482	171	1,023	1,261
Total net product sales	82,708	66,951	237,713	205,515
Collaborative licensing and milestone revenue	—	26	3,000	361
Royalty revenue	740	358	1,450	1,676
Total revenues	83,448	67,335	242,163	207,552

Operating expenses:
Cost of goods sold	19,065	18,228	62,866	66,621
Research and development	14,897	11,775	41,514	47,262
Selling, general and administrative	44,179	40,644	132,619	122,316
Product discontinuation	1,259	260	1,511	4,754
Total operating expenses	79,400	70,907	238,510	240,953
Income (loss) from operations	4,048	(3,572)	3,653	(33,401)

Other (expense) income:
Interest income	1,586	1,068	4,493	2,805
Interest expense	(5,642)	(5,127)	(16,195)	(12,942)
Loss on early extinguishment of debt	—	—	—	(3,732)
Other, net	(694)	79	(699)	169
Total other expense, net	(4,750)	(3,980)	(12,401)	(13,700)
Loss before income taxes	(702)	(7,552)	(8,748)	(47,101)
Income tax benefit (expense)	62	(45)	(8)	(105)
Net loss	$(640)	$(7,597)	$(8,756)	$(47,206)

Net loss per share:
Basic and diluted net loss per common share	$(0.02)	$(0.19)	$(0.21)	$(1.19)
Weighted average common shares outstanding:
Basic and diluted	40,995	40,463	40,833	39,540

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP net loss	$(640)	$(7,597)	$(8,756)	$(47,206)

Non-GAAP adjustments:
Milestone revenue (1)	—	—	(3,000)	—
Stock-based compensation	8,108	8,663	23,539	23,407
Loss on early extinguishment of debt	—	—	—	3,732
Amortization of debt discount	3,228	3,003	9,512	7,365
Product discontinuation costs	1,259	332	1,511	5,334
Loss on unexercised investment purchase option (2)	854	—	854	—
Total Non-GAAP adjustments	13,449	11,998	32,416	39,838

Non-GAAP net income (loss)	$12,809	$4,401	$23,660	$(7,368)

GAAP basic and diluted net loss per common share	$(0.02)	$(0.19)	$(0.21)	$(1.19)

Non-GAAP basic net income (loss) per common share	$0.31	$0.11	$0.58	$(0.19)
Non-GAAP diluted net income (loss) per common share	$0.31	$0.11	$0.57	$(0.19)

Weighted average common shares outstanding - basic	40,995	40,463	40,833	39,540
Weighted average common shares outstanding - diluted	41,974	41,386	41,752	39,540

Cost of goods sold reconciliation:
GAAP cost of goods sold	$19,065	$18,228	$62,866	$66,621
Stock-based compensation	(1,179)	(1,502)	(3,431)	(4,272)
Product discontinuation inventory	—	(72)	—	(580)
Non-GAAP cost of goods sold	$17,886	$16,654	$59,435	$61,769

Research and development reconciliation:
GAAP research and development	$14,897	$11,775	$41,514	$47,262
Stock-based compensation	(1,122)	(824)	(2,770)	(2,128)
Non-GAAP research and development	$13,775	$10,951	$38,744	$45,134

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$44,179	$40,644	$132,619	$122,316
Stock-based compensation	(5,807)	(6,337)	(17,338)	(17,007)
Non-GAAP selling, general and administrative	$38,372	$34,307	$115,281	$105,309

(1) Represents a $3.0 million upfront payment earned under our agreement with Nuance Biotech Co. Ltd. for the development and commercialization of EXPAREL in China.
(2) Represents a $0.9 million loss on an unexercised investment purchase option.

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2018 Financial Guidance
(dollars in millions)
(unaudited)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation and Other	Non-GAAP
EXPAREL net product sales	$325 to $330	—	—
Gross margin	73% to 74%	Approx. 1%	74% to 75%
Research and development expense	$53 to $64	$3 to $4	$50 to $60
Selling, general and administrative expense	$172 to $184	$22 to $24	$150 to $160
Stock-based compensation	$30 to $35	—	—